EXHIBIT 99.1

CPI Corp.
news for immediate release                                                                                                           FOR RELEASE  May 13, 2008

FOR FURTHER INFORMATION, CONTACT:

NAME	Jane Nelson	FROM	CPI Corp.
ADDRESS	1706 Washington Avenue	CITY	St. Louis
STATE, ZIP	Missouri 63103	TELEPHONE	(314) 231-1575

CPI CORP. ANNOUNCES FOURTH QUARTER

AND FISCAL 2007 RESULTS

CORRECTED

St. Louis, MO, May 13, 2008 – CPI Corp. (NYSE-CPY) today reports corrected financial results for the fourth quarter and fiscal year ended February 2, 2008.  Such results were originally released on April 15, 2008.  Subsequently, CPI Corp. (the “Company”) discovered an overstatement in its advertising accruals and, therefore, its operating expenses, and adjusted its results of operations by approximately $1.1 million.  In addition to this adjustment, certain other adjustments to income taxes and reclassifications were recorded with the total effect on previously reported net income being an increase of $561,000.  A summary of the changes is included as the first page of the tables that follow.  The April 15, 2008 press release is corrected below.  Sections of the release that were not impacted by the correction and remain substantially unchanged or are no longer applicable have not been incorporated herein.  Those sections include PMPS Integration Update, Host Contractual Updates, 2008 First Quarter Preliminary Sales Update, Other (which discussed a 2005 restatement) and conference call information.  The CPI Corp. fiscal 2007 Form 10-K is anticipated to be filed today.

Key Highlights

•	Fourth quarter sales increased 62% to $162.8 million in 2007 from $100.7 million in 2006 due to the addition of the results of the PictureMe Portrait Studio business acquired in June 2007.

o	Fourth quarter Sears Portrait Studio sales declined 9% to $91.9 million in 2007 from $100.7 million in 2006.

o	Fourth quarter PictureMe Portrait Studio sales totaled $70.8 million in 2007, an estimated same-store sales decline of 7% decline from comparable 2006 levels.

•
Fourth quarter earnings improved due to accretive results from the PictureMe Portrait Studio acquisition significantly offset by non-cash interest charge associated with the mark-to-market of an interest swap entered pursuant to the Company’s credit agreement.

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o	Fourth quarter EPS increased 5% to $2.44 in 2007 from $2.32 in 2006.

o	Fourth quarter income from operations, before interest expense, increased 22% to $28.4 million in 2007 from $23.2 million in 2006.

o	Fourth quarter adjusted EBITDA improved 42% to $38.7 million from $27.2 million in 2006.

•	Full year 2007 EPS declined to $0.56 from $2.56 in 2006 principally due to cumulative losses incurred in connection with the PictureMe Portrait Studio brand acquisition.

•	Full year adjusted EBITDA improved 9% to $49.0 million from $45.1 million in 2006.

•
PictureMe Portrait Studio integration efforts proceeding well.  The Company expects to realize substantial savings in fiscal 2008 and, especially, fiscal 2009 through the elimination of PictureMe Portrait Studio corporate support expenses and large gains in manufacturing and studio labor productivity.

•
The PictureMe Portrait Studio digital conversion effort is ahead of plan with 632 U.S. studios converted as of April 11, 2008.  The Company now expects to convert all U.S., Canadian and Mexican studios by the end of 2008.

CPI Corp. reported earnings per share of $2.44 per diluted share for the 12-week fourth quarter ended February 2, 2008 compared to earnings per share of $2.32 per diluted share reported in the comparable quarter of fiscal 2006.  Net income for the same periods increased to $15.7 million in 2007 from $14.8 million in 2006, principally due to the contribution of the Company’s PictureMe Portrait Studio (PMPS) business acquired in June 2007 which is accretive notwithstanding continuing significant legacy and transitional costs that are expected to be substantially eliminated by early 2009 as the Company completes its integration efforts.  The Company’s fourth quarter 2007 net income reflects higher borrowings associated with the acquisition of the PictureMe Portrait Studio business as well as a $2.9 million noncash charge booked to reflect the mark-to-market fair value adjustment of the Company’s fixed interest rate swap that was required by the Company’s credit agreement.

Net sales for the fourth quarter of 2007 increased $62.1 million to $162.8 million from the $100.7 million reported in the fourth quarter of 2006 as a result of the inclusion of net sales of $70.8 million attributable to the Company’s PMPS brand.  Sears Portrait Studios (SPS) net sales for the fourth quarter of 2007 declined $8.8 million or approximately 9%,

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to $91.9 million versus the prior year.  The 2007 fourth quarter sales performance was the result of an approximate 16% decline in sittings, partially offset by an approximate 8% increase in average sale per customer sitting.  During the 2007 fourth quarter the SPS brand experienced lower customer response to its direct marketing programs and significantly reduced same-day/walk-in business. The PMPS brand reported $70.8 million in sales for the fiscal 2007 fourth quarter representing an approximate 7% decrease in same store sales versus the comparable period of the prior year (such prior year results not reported in the Company’s historical results).  This sales performance resulted from an approximate 19% decline in sittings, partially offset by an approximate 15% increase in average sale per customer sitting.

Cost of sales was $16.2 million in the fourth quarter of 2007 compared to $8.9 million in the comparable prior year period.  The increase in cost of sales is attributable to the inclusion of PMPS cost of sales in the fourth quarter of 2007, partially offset by decreased production costs resulting from lower overall manufacturing production levels, additional gains in manufacturing productivity and an improved product mix.  Cost of sales as a percentage of sales increased to 9.9% in 2007 from 8.8% in 2006.  The increase in cost of sales as a percentage of sales is a result of the higher cost of operation of the PictureMe Portrait Studio business’s analog fulfillment systems and the duplicative costs of transitioning these systems to digital technology as well as PictureMe Portrait Studio’s generally lower customer averages and product margins.

Selling, general and administrative expenses were $108.6 million in the fourth quarter of 2007 versus $65.0 million in the fourth quarter of 2006.  The increase in fourth quarter 2007 SG&A costs is attributable to the inclusion of PMPS costs, which continue to reflect a significant portion of the acquired cost structure of the former Portrait Corporation of America organization.  These increases were partially offset by the net effect of lower studio and corporate employment costs, lower advertising spending, lower workers compensation and general liability costs, increased professional services costs and increased restricted stock amortization expense associated with past performance awards.  As a percentage of sales, selling, general and administrative expenses increased to 66.7% in 2007 from 64.5% in 2006.  The increase in selling, general and administrative expenses as a percentage of sales is due principally to the inclusion of the PictureMe Portrait Studio business as well as some deleveraging of fixed costs as a result of the sales declines experienced in the Sears Portrait Studio business.  The increase in expenses as a percentage of sales also reflects the accrual of an upward commission adjustment provided for in the current Sears contract as a result of the PictureMe Portrait Studio acquisition coupled with the decline in Sears Portrait Studio sales. Depreciation and amortization was $7.7 million in the fourth quarter of 2007 compared to $3.6 million in the fourth quarter of 2006.  This increase is attributable to the inclusion in the fourth quarter of 2007 of depreciation and amortization related to the PMPS brand and includes $1.2 million of amortization of intangible assets resulting from the PMPS acquisition.  The increase from the inclusion of PMPS depreciation and amortization was partially offset by a decline in depreciation and amortization related to the Company’s non-PMPS assets.

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Other charges and impairments totaled $2.0 million during the fourth quarter of 2007 and represent severance accruals and other integration-related costs relative to the PMPS acquisition.

Fiscal 2007 Results

The Company also reported net income for the fiscal year ended February 2, 2008 of $3.6 million, or $0.56 per diluted share, compared to net income of $16.3 million, or $2.56 per diluted share, for the 2006 fiscal year ended February 3, 2007.  The Company’s full year 2007 results were significantly negatively impacted by transitional expenses associated with the PictureMe Portrait Studio acquisition and increased interest expense associated with the funding of the PCA acquisition.

Net sales for fiscal 2007 increased $130.2 million to $424.0 million from the $293.8 million reported in 2006 as a result of the inclusion of net sales of $148.8 million attributable to the Company’s PMPS brand from its June 8, 2007 date of acquisition.  Sears Portrait Studios net sales for fiscal 2007 declined $18.5 million, or approximately 6%, to $275.3 million from the $293.8 million reported in fiscal 2006.  The SPS 2007 sales performance was the result of an approximate 14% decline in sittings, partially offset by an approximate 9% increase in average sale per customer sitting.

Cost of sales was $43.9 million in fiscal 2007 compared to $28.1 million in fiscal 2006.  The increase in cost of sales is attributable to the inclusion of the PMPS brand cost of sales from the June 8, 2007 date of acquisition.  This increase was partially offset by decreased production costs resulting from lower overall manufacturing production levels, additional gains in manufacturing productivity and an improved product mix.

Selling, general and administrative expenses were $333.3 million in fiscal 2007 compared to $221.3 million in fiscal 2006.  The increase in 2007 SG&A costs is attributable to the inclusion of the PMPS brand costs from the June 8, 2007 date of acquisition.  This increase was partially offset by the net effect of lower studio and corporate employment costs, reduced host sales commissions, reductions in various other operating expense categories resulting from ongoing cost reduction efforts, increased professional service costs, increased advertising spending and increased restricted stock amortization expense associated with past performance awards.  The reduction in studio and employment costs included approximately $3.9 million resulting from a change in the Company’s vacation and sick pay policy announced in the first quarter of 2007.

Depreciation and amortization expense was $27.3 million in fiscal 2007 compared to $16.9 million in fiscal 2006.  This increase is attributable to the inclusion of PMPS depreciation and amortization from the June 8, 2007 date of acquisition and includes $2.8 million of amortization resulting from the allocation of the purchase price to certain amortizable intangible assets.  The increase from the inclusion of the PMPS depreciation and amortization was partially offset by a decline in depreciation and amortization related to the Company’s non-PMPS assets.

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Other charges and impairments totaled $5.2 million during fiscal 2007 and represent principally severance accruals and other integration-related costs relating to the PMPS acquisition.

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CPI is the leading portrait studio operator in North America offering photography services in approximately 3, 100 locations in the United States, Puerto Rico, Canada and Mexico, principally in Sears and Wal-Mart stores.

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties.  We try to identify forward-looking statements by using words such as “preliminary,” “plan,” “expect,” “looking ahead,” “anticipate,” “estimate,” “believe,” “should,” “intend,” and other similar expressions.  Management wishes to caution the reader that these forward-looking statements, such as our outlook for the integration of the PCA Acquisition, portrait studios, net income, future cash requirements, cost savings, compliance with debt covenants, valuation allowances, reserves for charges and impairments and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing us.  Such risks include, but are not limited to:  the Company’s dependence on Sears and Wal-Mart, the approval of our business practices and operations by Sears and Wal-Mart, the termination, breach or increase of the Company’s expenses by Sears or Wal-Mart under our license agreements, customer demand for the Company’s products and services, manufacturing interruptions, dependence on certain suppliers, competition, dependence on key personnel, fluctuations in operating results, a significant increase in piracy of the Company’s photographs, widespread equipment failure, compliance with debt covenants, increased debt level due to the acquisition of Portrait Corporation of America, Inc (“PCA”), the ability to successfully integrate the PCA acquisition, implementation of marketing and operating strategies, and other risks as may be described in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended February 3, 2007 and its Form 10-Q for the 40 weeks ended November 10, 2007.  The Company does not undertake any obligations to update any of these forward-looking statements.

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Financial tables to follow . . .

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CPI CORP.
CORRECTION TO FOURTH QUARTER AND FISCAL YEAR 2007 PRESS RELEASE
(In thousands except per share amounts)

	12 Weeks Ended February 2, 2008			52 Weeks Ended February 2, 2008
	Per Original Press Release	Correction and Reclassifications	Corrected Totals	Per Original Press Release	Correction and Reclassifications	Corrected Totals

Selling, general and administrative expenses	109,743	(1,132)	108,611	334,397	(1,132)	333,265

Other charges and impairments	1,701	266	1,967	4,929	266	5,195

Income from continuing operations	27,515	866	28,381	13,501	866	14,367

Earnings from continuing operations
before income tax expense	22,942	866	23,808	4,858	866	5,724

Income tax expense	7,761	318	8,079	1,471	480	1,951

Net earnings from continuing operations	15,181	548	15,729	3,387	386	3,773

Net loss from discontinued operations
net of income tax benefit	(85)	85	-	(372)	175	(197)

Net earnings	$15,096	633	$15,729	$3,015	561	$3,576

Net earnings (loss) per common share - diluted
From continuing operations	$2.36	$0.08	$2.44	$0.53	$0.06	$0.59
From discontinued operations	(0.01)	0.01	-	(0.06)	0.03	(0.03)
Net earnings - diluted	$2.35	$0.09	$2.44	$0.47	$0.09	$0.56

Net earnings (loss) per common share - basic
From continuing operations	$2.37	$0.08	$2.45	$0.53	$0.06	$0.59
From discontinued operations	(0.01)	0.01	-	(0.06)	0.03	(0.03)
Net earnings - basic	$2.36	$0.09	$2.45	$0.47	$0.09	$0.56

	As of February 2, 2008
	Per Original Press Release	Correction and Reclassifications	Corrected Totals

Cash and cash equivalents	$59,637	(460)	$59,177

Other current assets	33,580	62	33,642

Intangible assets	64,242	(1,286)	62,956

Other assets	23,003	1,459	24,462

Total assets	236,742	(225)	236,517

Current liabilities	82,659	392	83,051

Long-term debt obligations	104,190	(1,168)	103,022

Stockholders' equity	16,423	551	16,974

Total liabilities and stockholders' equity	236,742	(225)	236,517

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CPI CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)

	12 Weeks	Vs.	12 Weeks	52 Weeks	Vs.	52 Weeks
	Feb. 02, 2008		Feb. 03, 2007	Feb. 02, 2008		Feb. 03, 2007

Net sales	$162,770		$100,738	$424,026		$293,803

Cost and expenses:
Cost of sales (exclusive of depreciation and
amortization shown below)	16,152		8,910	43,871		28,128
Selling, general and administrative expenses	108,611		64,985	333,265		221,295
Depreciation and amortization	7,659		3,604	27,328		16,922
Other charges and impairments	1,967		28	5,195		1,240
	134,389		77,527	409,659		267,585

Income from continuing operations	28,381		23,211	14,367		26,218

Interest expense	5,279		512	10,652		2,380

Interest income	579		304	1,834		565

Impairment (recovery) and related obligations
of preferred security interest	-		-	-		(887)

Other income (expense), net	127		52	175		144

Earnings from continuing operations
before income tax expense	23,808		23,055	5,724		25,434

Income tax expense	8,079		8,261	1,951		9,107

Net earnings from continuing operations	15,729		14,794	3,773		16,327

Net income (loss) from discontinued operations
net of income tax benefit	-		-	(197)		-

Net earnings	$15,729		$14,794	$3,576		$16,327

Net earnings (loss) per common share - diluted
From continuing operations	$2.44		$2.32	$0.59		$2.56
From discontinued operations	-		-	(0.03)		-
Net earnings - diluted	$2.44		$2.32	$0.56		$2.56

Net earnings (loss) per common share - basic
From continuing operations	$2.45		$2.33	$0.59		$2.57
From discontinued operations	-		-	(0.03)		-
Net earnings - basic	$2.45		$2.33	$0.56		$2.57

Weighted average number of common and
common equivalent shares outstanding:
Diluted	6,434		6,382	6,416		6,376

Basic	6,409		6,355	6,391		6,353

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CPI CORP.
ADDITIONAL CONSOLIDATED OPERATING INFORMATION
(In thousands)

	12 Weeks	Vs.	12 Weeks	52 Weeks	Vs.	52 Weeks
	Feb. 02, 2008		Feb. 03, 2007	Feb. 02, 2008		Feb. 03, 2007

Capital expenditures	$4,609		$135	$17,113		$2,760

EBITDA is calculated as follows:
Net earnings from continuing operations	$15,729		$14,794	$3,773		$16,327
Income tax expense	8,079		8,261	1,951		9,107
Interest expense	5,279		512	10,652		2,380
Depreciation and amortization	7,659		3,604	27,328		16,922
Other non-cash charges	-		17	79		42

EBITDA (1) & (5)	$36,746		$27,188	$43,783		$44,778

Adjusted EBITDA (2)	$38,713		$27,216	$48,978		$45,131

EBITDA margin (3)	22.58%		26.99%	10.33%		15.24%

Adjusted EBITDA margin (4)	23.78%		27.02%	11.55%		15.36%

(1)
EBITDA represents net earnings from continuing operations before interest expense, income taxes, depreciation and amortization and other non-cash charges. EBITDA is included because it is one liquidity measure used by certain investors to determine a company's ability to service its indebtedness.  EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.

(2)	Adjusted EBITDA is calculated as follows:

EBITDA	$36,746	$27,188	$43,783	$44,778
EBITDA adjustments:
Impairment charges	249	-	256	179
Reserves for severance and related costs	-	-	1	707
Executive retirements/repositioning	-	28	6	171
Cost associated with acquisition	1,659	-	4,846	-
Contract terminations and settlements	-	-	-	-
Cost associated with strategic alternative review	-	-	-	183
Impairment (recovery) and related obligations
of preferred security interest	-	-	-	(887)
Other	59	-	86	-

Adjusted EBITDA	$38,713	$27,216	$48,978	$45,131

(3)	EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.

(4)	Adjusted EBITDA margin represents Adjusted EBITDA, as defined in (2), stated as a percentage of sales.

(5)	As required by the SEC's Regulation G, a reconciliation of EBITDA, a non-GAAP liquidity measure, with the most directly comparable GAAP liquidity measure, cash flow from continuing operations follows:

	12 Weeks	Vs.	12 Weeks	52 Weeks	Vs.	52 Weeks
	Feb. 02, 2008		Feb. 03, 2007	Feb. 02, 2008		Feb. 03, 2007

EBITDA	$36,746		$27,188	$43,783		$44,778
Income tax expense	(8,079)		(8,261)	(1,951)		(9,107)
Interest expense	(5,279)		(512)	(10,652)		(2,380)
Adjustments for items not requiring cash:
Deferred income taxes	6,793		8,479	1,455		9,357
Deferred revenues and related costs	(7,546)		(5,700)	2,655		(3,118)
Impairment (recovery) and related obligations
of preferred security interest	-		-	-		(887)
Other, net	3,905		(164)	9,675		2,357
Decrease (increase) in current assets	11,952		11,986	562		(119)
Increase (decrease) in current liabilities	(8,826)		(7,709)	(2,633)		(2,558)
Increase (decrease) in current income taxes	1,370		(470)	(1,001)		(373)

Cash flows from continuing operations	$31,036		$24,837	$41,893		$37,950

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CPI CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
FEBRUARY 2, 2008 AND FEBRUARY 3, 2007
(In thousands)

	Feb. 02, 2008	Feb. 03, 2007
Assets

Current assets:
Cash and cash equivalents	$59,177	$27,294
Other current assets	33,642	27,777
Net property and equipment	56,280	26,693
Intangible assets	62,956	512
Other assets	24,462	10,886

Total assets	$236,517	$93,162

Liabilities and stockholders' equity

Current liabilities	$83,051	$49,407
Long-term debt obligations	103,022	7,747
Other liabilities	33,470	23,209
Stockholders' equity	16,974	12,799

Total liabilities and stockholders' equity	$236,517	$93,162

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